          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 5, 2012

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
                (Registrant's telephone number)

                  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

AMR Corporation is filing herewith a press release issued on January 5, 2012 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report December traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 5, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

99.1	Press Release

                 CONTACT:                        Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Thursday, Jan. 5, 2012

AMERICAN AIRLINES REPORTS DECEMBER TRAFFIC

FORT WORTH, Texas – American Airlines reported a December load factor of 80.8 percent, an increase of 0.2 points versus the same period last year. Capacity was lower by 1.2 percent, while traffic was lower by 0.9 percent year-over-year.
International traffic increased by 3.7 percent relative to last year as capacity increased by 3.4 percent, resulting in an increase in international load factor of 0.2 points versus December of last year. Domestic load factor was 81.1 percent, an increase of 0.2 points year-over-year. Domestic capacity and traffic were lower by 4.2 and 3.9 percent year-over-year respectively.
American boarded 7.0 million passengers in December.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	December
	2011	2010	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	10,232,953	10,330,411	(0.9)%
D.O.T. DOMESTIC	6,064,211	6,308,823	(3.9)
INTERNATIONAL	4,168,742	4,021,588	3.7
ATLANTIC	1,347,171	1,286,066	4.8
LATIN AMERICA	2,250,331	2,209,850	1.8
PACIFIC	571,240	525,671	8.7
AVAILABLE SEAT MILES (000)
SYSTEM	12,659,412	12,816,380	(1.2)%
D.O.T. DOMESTIC	7,481,581	7,807,374	(4.2)
INTERNATIONAL	5,177,831	5,009,006	3.4
ATLANTIC	1,656,760	1,577,620	5.0
LATIN AMERICA	2,820,943	2,775,208	1.6
PACIFIC	700,128	656,178	6.7
LOAD FACTOR
SYSTEM	80.8%	80.6%	0.2	Pts
D.O.T. DOMESTIC	81.1	80.8	0.2
INTERNATIONAL	80.5	80.3	0.2
ATLANTIC	81.3	81.5	(0.2)
LATIN AMERICA	79.8	79.6	0.1
PACIFIC	81.6	80.1	1.5
PASSENGERS BOARDED	7,006,671	7,136,809	(1.8)%

SYSTEM CARGO TON MILES (000)	143,818	151,652	(5.2)%

Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com/

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	YEAR-TO-DATE December
	2011	2010	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	126,443,572	125,446,318	0.8%
D.O.T. DOMESTIC	76,254,540	77,237,597	(1.3)
INTERNATIONAL	50,189,032	48,208,721	4.1
ATLANTIC	19,062,371	18,843,743	1.2
LATIN AMERICA	24,235,271	23,191,425	4.5
PACIFIC	6,891,390	6,173,554	11.6
AVAILABLE SEAT MILES (000)
SYSTEM	154,254,293	153,180,417	0.7%
D.O.T. DOMESTIC	91,600,505	93,134,554	(1.6)
INTERNATIONAL	62,653,788	60,045,864	4.3
ATLANTIC	23,834,431	23,231,448	2.6
LATIN AMERICA	29,991,357	29,406,019	2.0
PACIFIC	8,828,000	7,408,397	19.2
LOAD FACTOR
SYSTEM	82.0%	81.9%	0.1	Pts
D.O.T. DOMESTIC	83.2	82.9	0.3
INTERNATIONAL	80.1	80.3	(0.2)
ATLANTIC	80.0	81.1	(1.1)
LATIN AMERICA	80.8	78.9	1.9
PACIFIC	78.1	83.3	(5.3)
PASSENGERS BOARDED	86,040,135	86,129,130	(0.1)%

SYSTEM CARGO TON MILES (000)	1,782,922	1,885,742	(5.5)%

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. (NYSE: AMR).

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

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Current AMR Corp. news releases can be accessed at http://www.aa.com